UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2024

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZUMZ	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Termination of a Material Definitive Agreement

Effective as of May 3, 2024 (the “Termination Date”), Zumiez Inc. (the “Registrant”) together with its subsidiary Zumiez Services Inc. (“Zumiez Services”) as the co-borrower (collectively with the Registrant and certain other subsidiaries as guarantors, the “Company”), terminated a Credit Agreement between the Company and Wells Fargo Bank, N.A. (the “Bank”) originally entered into on December 7, 2018 and as subsequently amended on October 14, 2021, July 27, 2023 and November 30, 2023 (the “Credit Agreement”).

The Credit Agreement provided the Company with a senior secured credit facility (“credit facility”) for working capital and other general corporate purposes of up to $25.0 million through December 1, 2024. The credit facility provided for the issuance of standby letters of credit in an amount not to exceed $17.5 million outstanding at any time and with a term not to exceed 365 days beyond the maturity of the credit facility. The commercial line of credit provided for the issuance of commercial letters of credit in an amount not to exceed $10.0 million and with terms not to exceed 120 days beyond the maturity of the credit facility. The Credit Agreement contained various representations, warranties and restrictive covenants. There were no borrowings or open commercial letters of credit outstanding under the credit facility as of the Termination Date. At the time of the Termination Date, there were $3.4 million in issued, but undrawn, standby letters of credit that are being transitioned to restricted deposits with the Bank.

There were no early termination penalties incurred by the Company in connection with the termination of the Credit Agreement. As referenced above, there were no borrowings or open commercial letters of credit outstanding under the credit facility and the Company believes that its significant sources of liquidity continue to be funds generated by its operating activities and available cash, cash equivalents and current marketable securities. Termination of the Credit Agreement allows the Company to discontinue paying an unused commitment fee of 0.50% of the credit facility amount per annum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: May 9, 2024	By:	/s/ Chris K. Visser
Chris K. Visser
Chief Legal Officer & Secretary